Exhibit 32(b)
Certification of CFO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
This certification is provided pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended April 2, 2006 of Tim Hortons Inc. (the “Issuer”).
I, Cynthia J. Devine, the Chief Financial Officer of Issuer certify that, to the best of my knowledge:
(i)	the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.
Dated: May 11, 2006

/s/ Cynthia J. Devine
Name:	Cynthia J. Devine

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